GUARANTY AGREEMENT
                           (Searles Valley Trust 1996)


                  GUARANTY dated as of July 15, 1996, by HARRIS CHEMICAL NORTH AMERICA, INC., a Delaware corporation, for the benefit of [Owner Participant], [OP Guarantor] and U.A. Trust Company of California, N.A., not in its individual capacity, but solely as owner trustee under the Trust Agreement that creates the trust identified under the title hereof (each individually a "Guaranteed Party" and collectively, the "Guaranteed Parties").

                  WHEREAS HCNA is the owner of all of the issued and outstanding capital stock of NACC;

                  WHEREAS (i) the Owner Trustee proposes, among other things, to purchase the Undivided Interest in the Facility in an aggregate amount equal to the Facility Cost, (ii) Owner Participant proposes, among other things, to provide to Owner Trustee funds for such purchase, and (iii) upon purchasing the Undivided Interest in Facility, Owner Trustee intends to lease the Undivided Interest in the Facility to NACC, all as described in the Participation Agreement; and

                  WHEREAS it is a condition of the willingness of Owner Participant to enter into the transactions contemplated by the Participation Agreement that HCNA execute and deliver this HCNA Guaranty;

                  NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, HCNA hereby agrees with and for the benefit of the Guaranteed Parties as follows:

                  Section 1. Guaranty of Guaranteed Obligations. HCNA hereby irrevocably and unconditionally guarantees to each Guaranteed Party (a) until final and indefeasible payment thereof has been made, the due and punctual payment to the Person entitled to receive such payment from NACC, of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise) and (b) the full and prompt performance by NACC of all of the Guaranteed Obligations. In case NACC shall fail to pay or perform duly, completely and punctually any Guaranteed Obligation when and as the same shall be due (whether at maturity, by reason of acceleration or otherwise) and payable, or required to be performed, as the case may be, in accordance with the terms of the Lease Financing Documents, HCNA will immediately pay or perform, as the case may be, the same to or for the benefit of each Guaranteed Party pursuant to the Lease Financing Documents.



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                  Section 2.  Recovered  Payments.  The  Guaranteed  Obligations
shall be deemed not to have been paid and HCNA's obligations under this HCNA Guaranty in respect thereof shall continue and not be discharged, to the extent that any payment thereof by NACC or any other guarantor, or out of the proceeds of any collateral, is recovered from or paid over by or for the account of a Guaranteed Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by the Guaranteed Party (whether or not consented to by NACC, HCNA or any other guarantor) of any claim for any such recovery or payment over.

                  Section 3. Nature of HCNA's  Obligations.  HCNA's  obligations under this HCNA Guaranty (a) are absolute and unconditional, (b) are unlimited in amount, (c) constitute a guaranty of payment and performance and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and all amendments, modifications, supplements, renewals of or extensions to the Guaranteed Obligations, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements, and (f) shall be irrevocable. The obligations of HCNA to make any payment or to perform and discharge any other duties, agreements, covenants, undertakings or obligations hereunder shall to the extent permitted by Applicable Law, constitute separate and independent obligations of HCNA from its other obligations under this HCNA Guaranty, and give rise to separate and independent causes of action against HCNA. HCNA agrees that this HCNA Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of NACC is rescinded or must be otherwise restored by any of the Guaranteed Parties, their successors and assigns, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. HCNA specifically agrees that it shall not be necessary, and that HCNA shall not be entitled to require, before or as a condition of enforcing the liability of HCNA under this HCNA Guaranty or requiring payment or performance of the Guaranteed Obligations by HCNA hereunder, or at anytime thereafter, that any Person: (i) file suit or proceed to obtain or assert a claim for personal judgment against NACC or any other Person that may be liable for any Guaranteed Obligation, (ii) make any other effort to obtain payment or performance of any Guaranteed Obligation from NACC or any other Person that may be liable for such Guaranteed Obligation, (iii) foreclose against or seek to realize upon any security now or hereafter existing for such Guaranteed Obligation, (iv) exercise or assert any other right or remedy to which such Person is or may be entitled in connection with any Guaranteed Obligation or any security or other guaranty therefor, or
(v) assert or file any claim against the assets of NACC or any other


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Person liable for any Guaranteed Obligation.  Notwithstanding the foregoing, the provisions of this Section 3 shall not be construed to avoid any notices of demands or the lapse of any time periods available to NACC under the Lease Financing Documents.

                  Section 4. No Release of HCNA. THE OBLIGATIONS OF HCNA UNDER THIS HCNA GUARANTY SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL HCNA BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, subject to Section 6, the payment of the Guaranteed Obligations or as otherwise expressly contemplated in the Lease Financing Documents), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not HCNA shall have received notice thereof):

                  (a) (i) any increase of, (ii) any extension of the time of payment or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or
(vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

                  (b) (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any other guaranties of the Guaranteed Obligations;

                  (c) (i) any failure to obtain or any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof;

                  (d) any termination of or change in any relationship between HCNA and NACC, including any such termination or change resulting from a change in the ownership of HCNA or NACC or from the cessation of any commercial relationship between HCNA and NACC, other than pursuant to Section 13 or to the extent expressly otherwise contemplated in the Lease Financing Documents;

                  (e) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to a Guaranteed Party, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any acceptance of partial payments on the Guaranteed Obligations; (iii) any election of remedies effected by


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a Guaranteed Party,  including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iv) any election by the Guaranteed Party in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of such Code;

                  (f) receipt by the Guaranteed Parties (and holding thereby) of additional security of guaranties for the Guaranteed Obligations or any part thereof;

                  (g) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation, or the like, of NACC, HCNA or any other Person;

                  (h) any limitation of the remedies of the Guaranteed Parties under the Lease Financing Documents, or any limitation of the liability of NACC under the Lease Financing Documents, which may now or hereafter be imposed by any Applicable Law;

                  (i) any merger or consolidation of NACC or HCNA into or with any other Person, or any transfer, conveyance, sale, lease or other disposition of any or all of the assets of NACC or HCNA to any other Person, or any consent by the Guaranteed Parties to any such merger, consolidation, transfer of assets or any other restructuring or termination of the corporate existence of NACC, HCNA or any other Person;

                  (j)  any Debt of NACC to any Person, including HCNA;

                  (k) any claim, set-off, deduction or defense HCNA may have against any of the Guaranteed Parties, whether hereunder or under the Lease Financing Documents or independent of or unrelated to the transactions contemplated by the Lease Financing Documents (without prejudice to HCNA's right to assert such claim, set-off, deduction or defense in a separate action unrelated to any action for enforcement of this HCNA Guaranty or the Guaranteed Obligations, so long as HCNA does not set-off the amount of such claim, set-off, deduction or defense against its obligation to pay the Guaranteed Obligations hereunder); and

                  (l) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF HCNA UNDER THIS HCNA GUARANTY OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF HCNA THEREUNDER OR DISCHARGE HCNA FROM ANY THEREOF.

                  Should any money due or owing under this HCNA Guaranty not be recoverable from HCNA due to any of the matters specified in this Section 4(a) through (l) above, then, in any case, such money shall nevertheless be recoverable from HCNA as though HCNA were principal obligor in respect thereof and not merely a guarantor and shall be paid by HCNA forthwith.



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



                  Section 5.  Waivers.

                  (a) HCNA waives the benefits of any statute of limitations affecting its liability under this HCNA Guaranty or the enforcement thereof to the fullest extent permitted by Applicable Law.

                  (b) HCNA waives any defense to, and any setoff, counterclaim and claim of recoupment against, the Guaranteed Obligations that may at any time be available to NACC or any other guarantor (without prejudice to HCNA's right to assert such defense, set-off, counterclaim or claim in a separate action unrelated to any action for enforcement of this HCNA Guaranty or the Guaranteed Obligations, so long as HCNA does not set-off the amount of such defense, set-off, counterclaim or claim against its obligation to pay Guaranteed Obligations hereunder). Until the Termination Date, HCNA shall have no right of subrogation, and HCNA waives, to the fullest extent permitted by Applicable Law:
(i) any right to enforce any remedy which Guaranteed Party now has or may hereafter have against NACC in respect of any of the Guaranteed Obligations, and
(ii) any benefit of, and any right to participate in, any collateral, whether real or personal property, now or hereafter held by Guaranteed Party for the Guaranteed Obligations.

                  (c) HCNA waives: (i) notice of acceptance of and intention to rely on this HCNA Guaranty, (ii) notice of the incurrence or renewal of any other Guaranteed Obligations, (iii) notice of any of the matters referred to in
Section 4, and (iv) all other notices that may be required by Applicable Law or otherwise to preserve any rights against HCNA under this HCNA Guaranty, including any notice of default, demand, dishonor, presentment and protest. HCNA assumes the responsibility for being and keeping informed of the financial condition of NACC and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations which diligent inquiry would reveal, and agrees that Guaranteed Party shall have no duty to advise HCNA of information known to it regarding such condition or any such circumstances. It is not and shall not be necessary for Guaranteed Party to inquire into the powers of NACC or any of its agents acting or purporting to act on behalf thereof, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. HCNA agrees that Guaranteed Party's books and records showing the account between Guaranteed Party and NACC shall be admissible in any proceeding or action.

                  (d) HCNA waives any requirement, and any right to require, that any right or power be exercised or any action be taken against NACC, any other guarantor or any collateral for the Guaranteed Obligations and HCNA waives the right to have the property of NACC first applied to the discharge of the Guaranteed Obligations. Guaranteed Party may at its election exercise any right or remedy it may have against NACC or any collateral now or hereafter held by Guaranteed Party, including, without limitation, the right to foreclose upon any such collateral by judicial or


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nonjudicial  sale,  without  affecting or impairing in any way the  liability of
HCNA hereunder. HCNA understands that the exercise by Guaranteed Party of certain rights and remedies contained in the Lease Financing Documents or otherwise arising under Applicable Law could affect or eliminate HCNA's right of subrogation, contribution or indemnification against NACC and that HCNA may therefore succeed to a partially or totally nonreimbursable liability hereunder. Nevertheless, HCNA hereby authorizes and empowers Guaranteed Party to exercise, in its sole discretion any rights and remedies or any combination of rights and remedies that may then be available, since it is the intent and purpose of HCNA that the Guaranteed Obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. HCNA waives: (i) any defense arising by reason of any disability or other defense of NACC or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of NACC to Guaranteed Party for the Guaranteed Obligations (without prejudice to HCNA's right to assert such defense, in a separate action unrelated to any action for enforcement of this HCNA Guaranty or the Guaranteed Obligations, so long as HCNA does not set-off the amount of such defense against its obligation to pay Guaranteed Obligations hereunder), (ii) any defense based on the discharge of NACC by operation of law, notwithstanding any intervention or omission by Guaranteed Party, and (iii) any defense based on or arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of HCNA against NACC or any such collateral, whether resulting from such election by Guaranteed Party or otherwise.

                  (e) HCNA waives all rights, benefits or defenses under any Applicable Laws which: (i) reduce the obligation of a surety upon the acceptance by a creditor of anything in partial satisfaction of an obligation, (ii) exonerate the surety if by any act of the creditor, without the consent of the surety, the original obligation of the principal is altered in any respect, or the remedies or rights of the creditor against the principal, in respect thereto, are in any way suspended or impaired, (iii) exonerate the surety to the extent that the creditor does not proceed against the principal, or pursue any other remedy in the creditor's power which the surety cannot pursue, and which would lighten the surety's burden, (iv) reduce the guaranteed obligation in proportion to the principal obligation, (v) prohibit the recovery of any deficiency on a real property purchase money obligation, and (vi) prohibit the recovery of any deficiency on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust. Without limiting the generality of the foregoing, HCNA waives all rights, benefits and defenses arising under (a) Sections 2809, 2810, 2819, 2822, 2825, 2845, 2899 and 3433 of the California Civil Code, and (b) Sections 580(a), 580(b), 580(d) and 726 of the California Code of Civil Procedure, to the extent such sections, or any of them, have any application hereto or any application to HCNA.



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                  (f)  Without  limiting  the  application  of any of the  other waivers contained in this Section 5, HCNA hereby expressly waives all rights and defenses arising out of an election of remedies by Guaranteed Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to any real property collateral for the Guaranteed Obligations, has destroyed HCNA's rights of subrogation and reimbursement against the principal (i.e., NACC) by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Additionally, HCNA understands and agrees that: (i) by waiving the anti-deficiency protections and the subrogation rights and defenses referred to in this Section 5 which protections, rights and defenses might otherwise afford HCNA with protection from a deficiency judgment following foreclosure of any real property collateral for the Guaranteed Obligations, HCNA can be held liable for a deficiency judgment following a judicial or non-judicial foreclosure sale
of  such  real  property  collateral   (including  a  judicial  or  non-judicial
foreclosure sale of a purchase money obligation) even if the price paid for the real property collateral at the non-judicial foreclosure sale is less than the fair value of the real property collateral, (ii) HCNA is waiving its defense that the price paid for the real property collateral at a judicial or non-judicial foreclosure sale may not be equal to the fair value of the property, and (iii) by HCNA waiving its right to a fair value hearing following the foreclosure sale Guaranteed Party can seek a deficiency against HCNA up to the entire amount of the indebtedness secured by the real property collateral with interest and costs of sale less the amount paid for the property at the judicial or non-judicial foreclosure sale.

                  (g) HCNA WAIVES ALL OTHER RIGHTS, BENEFITS AND DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS SUBPARAGRAPH (g), BE AVAILABLE TO HCNA AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS UNDER THIS HCNA GUARANTY (without prejudice to HCNA's right to assert such rights, benefits or defenses in a separate action unrelated to any action for enforcement of this HCNA Guaranty or the Guaranteed Obligations, so long as HCNA does not set-off the amount of such rights, benefits or defenses against its obligation to pay Guaranteed Obligations hereunder).

                  Section 6. Payments by HCNA. (a) Place and Manner. All payments due to the Guaranteed Party under this HCNA Guaranty shall be made to the Guaranteed Party at the address and the account provided for payment in
Section 9.1 of the Participation Agreement or to such other Person or at such other address as the Guaranteed Party may designate by notice to HCNA. HCNA agrees that it will make all payments due hereunder by wire transfer at or before 1:00 p.m., New York time, in immediately available funds to the party to which payment is to be made.

                  (b) No Reductions. All payments due the Guaranteed Party under this HCNA Guaranty shall be made by HCNA without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment or counterclaim (whether, in


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any case, in respect of an obligation owed by the Guaranteed Party to HCNA, NACC or any other guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise), without prejudice to HCNA's right to assert such reduction or deduction in a separate action unrelated to any action for enforcement of this HCNA Guaranty or the Guaranteed Obligations, so long as HCNA does not set-off the amount of such reduction or deduction against its obligation to pay Guaranteed Obligations hereunder.

                  (c) Extension of Payment Dates. Whenever any payment to the Guaranteed Party under this HCNA Guaranty would otherwise be due on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day.

                  Section 7. Notices and Deliveries. All notices, communications and materials to be given or delivered pursuant to this HCNA Guaranty shall be given or delivered in accordance with Section 9.1 of the Participation Agreement.

                  Section 8. Rights Cumulative. Each of the rights and remedies of each Guaranteed Party under this HCNA Guaranty shall be in addition to all of its other rights and remedies under Applicable Law, and nothing in this HCNA Guaranty shall be construed as limiting any such rights or remedies.

                  Section 9. Amendments; Waivers. Any term, covenant, agreement or condition of this HCNA Guaranty may be amended, and any right under this HCNA Guaranty may be waived, if, but only if, such amendment or waiver is in writing and is signed by each Guaranteed Party and, in the case of an amendment, by HCNA. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of a Guaranteed Party under this HCNA Guaranty or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of a Guaranteed Party under this HCNA Guaranty or Applicable Law.

                  Section 10. Assignments. Except pursuant to Section 6.2(h), 6.3(a)(ii) or 6.3(b)(ii) of the Participation Agreement or to the extent otherwise permitted in the Lease Financing Documents, (a) HCNA may not assign any of its rights or obligations under this HCNA Guaranty without the prior written consent of each Guaranteed Party, and (b) no assignment of any such obligation shall release HCNA therefrom unless each Guaranteed Party shall have consented to such release in a writing specifically referring to the obligation from which HCNA is to be released.

                  Section 11. Governing Law. THIS HCNA GUARANTY AND ANY BREACH OR DISPUTE WITH RESPECT TO THIS HCNA GUARANTY SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. In connection with the foregoing, it is further


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acknowledged and agreed that it is the specific intent and understanding of HCNA and the Guaranteed Parties that this HCNA Guaranty be governed by the law of the State of New York as set forth above under all circumstances and notwithstanding any reference in this HCNA Guaranty to the laws of any other jurisdiction, including, without limitation, the laws of the State of California.

                  Section 12. Severability of Provisions. Any provision of this HCNA Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, HCNA hereby waives any provision of Applicable Law that renders any provision of this HCNA Guaranty prohibited or unenforceable in any respect.

                  Section 13. Termination and Release. The HCNA Guaranty shall terminate, and HCNA shall be released from its obligations hereunder and under the other Operative Documents, if any,

                  (a)  on the HCNA Guaranty Termination Date; or

                  (b)  if, (i) immediately  after giving effect to a transaction
(A) in which NACC consolidates with, merges with or into or is merged into by, any other Person (other than any Restricted Subsidiary of HCNA) or, directly or indirectly, transfers, conveys, sells, leases or otherwise disposes of (1) all or substantially all of its properties and assets as an entirety, or (2) all or substantially all of the properties and assets that comprise the Complex as an entirety, to any other Person (other than any Restricted Subsidiary of HCNA) or
(B) as a result of which NACC is no longer a Restricted Subsidiary of HCNA (NACC or such surviving Person after giving effect to any such transaction, the "Surviving Lessee") and (ii) continuously for a period of at least twelve (12) months immediately following such transaction, the outstanding Debt of (A) the Surviving Lessee, or (B) an Affiliate of the Surviving Lessee that has entered into a guaranty on terms substantially equivalent to the HCNA Guaranty in form reasonably acceptable to the Owner Participant, with an Average Weighted Life equal to or greater than the Average Weighted Life of the remaining Basic Rent during the Basic Term or the Renewal Term, as applicable, shall be rated at least BBB (or subsequent equivalent rating) by Standard & Poor's, at least Baa2 (or subsequent equivalent rating) by Moody's or at least 2 (or subsequent equivalent rating) by National Association of Insurance Commissioners, or if any such agency no longer publishes ratings, then the equivalent rating as published by another Rating Agency.

                  Section 14. Successors and Assigns. All of the provisions of this HCNA Guaranty shall be binding upon HCNA and its

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successors  and  assigns  and shall inure to the benefit of, and may be enforced by, each Guaranteed Party and its respective successors and permitted assigns.

                  Section 15. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Annex A to that certain Participation Agreement, dated as of July 15, 1996, among North American Chemical Company, Harris Chemical North America, Inc., [Owner Participant], [OP Guarantor] and U.S. Trust Company of California, N.A., not in its individual capacity except as otherwise expressly provided therein, but solely as trustee under the Trust Agreement, dated as of July 12, 1996, creating the Searles Valley Trust 1996.

                  IN WITNESS WHEREOF, HCNA has caused this HCNA Guaranty to be executed and delivered by its duly authorized officer as of the date and year first above written.


                                       HARRIS CHEMICAL NORTH AMERICA, INC.


                                       By  _____________________________________
                                           Name:
                                           Title:

                                                      FORM OF GUARANTY AGREEMENT
                                                      --------------------------




- - --------------------------------------------------------------------------------

                               GUARANTY AGREEMENT
                           (Searles Valley Trust 1996)

                            dated as of July 15, 1996


                                       by


                       HARRIS CHEMICAL NORTH AMERICA, INC.


                               for the Benefit of


                              [OWNER PARTICIPANT],

                                 [OP GUARANTOR]

                                       and

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                         not in its individual capacity,
                           but solely as owner trustee
                     under the Trust Agreement that creates
                  the trust identified under the title hereof.


- - --------------------------------------------------------------------------------



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